Exhibit 99.1

Two New Members Join 3D Systems’ Board of Directors

  Charles G. McClure Jr. and Jeffrey Wadsworth strengthen the Board of Directors with deep vertical expertise and experience

ROCK HILL, S.C., March 29, 2017 (GLOBE NEWSWIRE) -- 3D Systems (NYSE:DDD) announced the addition of two new members to the Company’s Board of Directors. In line with the Company’s strategy and focus on vertical applications, Charles G. McClure, Jr. and Jeffrey Wadsworth bring invaluable expertise and executive leadership experience within key verticals.

“We are very pleased to welcome Chip and Jeff to our Board of Directors,” said Wally Loewenbaum, 3D Systems’ Chairman. “They bring a wealth of strong experience in automotive and aerospace and defense verticals which we expect will further enhance the range of skills and expertise within our Board of Directors.”

Mr. McClure has more than 35 years of experience in the automotive industry, including strong leadership in industrial operations, manufacturing and international business. Since 2014, he has served as a Managing Partner of Michigan Capital Advisors, a private equity firm that invests in Tier 2 and 3 global automotive and transportation suppliers. Prior to founding Michigan Capital Advisors, Mr. McClure served as Chairman of the Board, CEO and President of Meritor, Inc.; CEO, President and member of the Board of Federal Mogul Corp.; and President, CEO and member of the Board of Detroit Diesel. He joined Detroit Diesel after 14 years in a variety of management positions with Johnson Controls, including Vice President and Managing Director of the company’s European and South African operations and President of the company’s Americas region. He also previously held management positions at Hoover Universal and Ford as a heavy duty truck sales engineer and field service engineer. Mr. McClure currently sits on the Boards of DTE Energy and Penske Corporation. He brings broad experience in operations and executive management and significant expertise in the automotive industry, a key vertical for the Company.

Dr. Wadsworth is an experienced scientist, researcher and technology executive with decades of experience in defense and technology industries. Since 2009, Dr. Wadsworth has served as President and CEO of Battelle, the world’s largest independent research and development enterprise. He formerly was Executive Vice President, Global Laboratory Operations at Battelle; Director of Oak Ridge National Laboratory; Director of Homeland Security Programs at Battelle and part of the White House Transition Planning Office; Chief Executive Officer and President of UT-Battelle LLC; and Senior Vice President for U.S. Department of Energy Science Programs at Battelle during his 16 years with Battelle. Prior to that, Dr. Wadsworth served as the Deputy Director for Science and Technology at the Lawrence Livermore National Laboratory and was with Lockheed Missiles and Space Company, Research and Development Division. Dr. Wadsworth currently serves on the board of directors of Carpenter Technologies and on the board of trustees at The Ohio State University. Dr. Wadsworth brings to our Board a strong background and leadership in research, including materials science, government relations and aerospace and defense, particularly with respect to innovation and strategy matters.

“The addition of Mr. McClure and Dr. Wadsworth to our Board reinforces our commitment to enhance management and the Board in line with our customer centric strategy to drive profitable growth through focused execution,” said Vyomesh Joshi (VJ), 3D Systems’ President and CEO. “We expect that their broad, global experience and deep knowledge of targeted industries will be a valuable addition to our Board.”

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward looking statements can be identified by terms such as “believes,” “belief,” “expects,” “may,” “will,” “estimates,” “intends,” “anticipates” or “plans” or the negative of these terms or other comparable terminology.  Forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company.  The factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

About 3D Systems

3D Systems provides comprehensive 3D products and services, including 3D printers, print materials, on demand manufacturing services and digital design tools. Its ecosystem supports advanced applications from the product design shop to the factory floor to the operating room. 3D Systems’ precision healthcare capabilities include simulation, Virtual Surgical Planning, and printing of medical and dental devices as well as patient-specific surgical instruments. As the originator of 3D printing and a shaper of future 3D solutions, 3D Systems has spent its 30 year history enabling professionals and companies to optimize their designs, transform their workflows, bring innovative products to market and drive new business models.

More information on the company is available at www.3dsystems.com

Investor Contact:
Stacey Witten
Email: investor.relations@3dsystems.com

Media Contact:
Diane Parrish
Email: press@3dsystems.com